Exhibit 23.1



             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 related to the issuance of additional shares of United HealthCare Common Stock pursuant to the United HealthCare Corporation 1993 Employee Stock Purchase Plan, as amended through March 15, 1996, of our report dated February 29, 1996 included in United HealthCare Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.



                                        /s/ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
May 31, 1996